As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GORMAN-RUPP COMPANY

(Exact name of Registrant as specified in its Charter)

OHIO	34-0253990
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

600 South Airport Road, Mansfield, Ohio 44903

(Address of principal executive offices, including zip code)

THE GORMAN-RUPP COMPANY EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Brigette A. Burnell, Executive Vice President, General Counsel and Corporate Secretary

The Gorman-Rupp Company

600 South Airport Road, Mansfield Ohio 44903

(419) 755-1011

(Name, address and telephone number, including area code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐
Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Explanatory Note

The Gorman-Rupp Company (the “Company”) previously filed registration statements on Form S-8 registering its Common Shares, without par value (“Common Shares”), that may be offered under The Gorman-Rupp Company Employee Stock Purchase Plan (as amended and/or restated to date, the “Plan”) from time to time. The most recent such prior registration statement is File No. 333-230067 filed on March 5, 2019 covering 250,000 shares. The Company is filing this registration statement to register 350,000 additional Common Shares that may be offered under the Plan from time to time.

It is not presently anticipated that either treasury shares or original issue shares of the Company will be issued under the Plan, and therefore no such shares are hereby registered. The Company contemplates that the Plan trustee will purchase Common Shares for the accounts of the participants on the open market or otherwise from sources other than the Company. The number of shares registered hereunder represents the estimated maximum number of additional presently outstanding Common Shares that could be purchased under the Plan with employee and Company contributions based upon the closing price of the Common Shares as reported on the New York Stock Exchange on July 25, 2025, which was $40.52 per Common Share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in “Item 1. Plan Information” and “Item 2. Registrant Information and Employee Plan Annual Information” of Form S-8 will be sent or given to participants of the Plan, pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the Note under Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus required by Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference in this Registration Statement:

•	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

•	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2025 and Quarterly Report on Form 10-Q for the period ended June 30, 2025;
•	The Company’s Current Report on Form 8-K filed on April 25, 2025;
•

The description of the Common Shares contained in the Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 filed as Exhibit 4(a) to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments and reports filed for the purpose of updating that description;

Other than the portions of such documents that, by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents subsequently filed by the Company or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be part hereof from the date of filing of such documents, other than the portions of such documents that by statute or rule, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 6.	Indemnification of Directors and Officers.

Section 1701.13(E) of the Ohio Revised Code sets forth the conditions and limitations governing a corporation’s indemnification of officers, directors and other persons. Section 1701.13(E) provides that a corporation shall have the power to indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or contemplated action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation in a similar capacity with another corporation or other entity, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection therewith if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

With respect to a suit by or in the right of the corporation, indemnity may be provided to the foregoing persons under Section 1701.13(E) on a basis similar to that set forth above, except that no indemnity may be provided in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and to the extent that the court of common pleas or the court in which such action, suit or proceeding was brought determines that despite the adjudication of liability but in view of all the circumstances of the case such person is entitled to indemnity for such expenses as the court deems proper.

Moreover, Section 1701.13(E) provides for mandatory indemnification of a director, officer, employee or agent of the corporation to the extent that such person has been successful in defense of any such action, suit or proceeding and provides that a corporation shall pay the expenses of an officer or director in defending an action, suit or proceeding upon receipt of an undertaking to repay such amounts if it is ultimately determined that such person is not entitled to be indemnified. Section 1701.13(E) establishes provisions for determining whether a given person is entitled to indemnification, and also provides that the indemnification provided by or granted under Section 1701.13(E) is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any articles, regulations, agreement, vote of shareholders or disinterested directors or otherwise.

The general effect of Article IV of the Company’s Regulations is to provide for the indemnification of its directors, officers and employees to the full extent permitted by applicable law, on terms generally consistent with the statutory authority in Section 1701.13(E) of the Ohio Revised Code. Article IV of the Company’s Regulations further provides that such indemnification is not exclusive of any rights to indemnity or advancement of expenses to which such person may be entitled under any articles, regulations, agreement, vote of shareholders or disinterested directors or otherwise.

The Company has entered into Indemnification Agreements (the “Indemnification Agreements”) with each present director and such officers of the Company and its subsidiaries as have been designated by the Board of Directors and expects to enter into similar agreements with its directors and certain officers elected or appointed in the future at the time of their election or appointment. The effect of the Indemnification Agreements is to provide for mandatory indemnification of an officer or director of the Company, or of an individual who serves at the request of the Company as an officer, director, member, manager, trustee, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, if the individual meets certain standards of conduct required by the Indemnification Agreements. The Indemnification Agreements provide indemnification to an individual who was or is a party to any threatened, asserted, pending or completed claim, demand, action, suit or proceeding, including those made, instituted or conducted by the Company. The Indemnification Agreements also contemplate indemnification in connection with arbitrative, administrative and investigative proceedings as well as criminal and civil claims, demands, actions, suits or proceedings.

The Company also maintains insurance covering certain liabilities of the directors and officers of the Company and its subsidiaries.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Exhibit Description

4(a)

The Company’s Amended Articles of Incorporation, as amended (incorporated herein by this reference from Exhibit 3(4)(a) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015) (File No. 001-06747)

4(b)

The Company’s Regulations, as amended (incorporated herein by this reference from Exhibit 3(ii)(4) of the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015) (File No. 001-06747)

4(c)	The Gorman-Rupp Company Employee Stock Purchase Plan, as amended and restated as of July 1, 1995.

23	Consent of Ernst & Young LLP.

24	Power of Attorney of Directors and Officers.

107	Filing Fee Table.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, State of Ohio, on this 29th day of July, 2025.

THE GORMAN-RUPP COMPANY
By:	/s/ BRIGETTE A. BURNELL

Brigette A. Burnell, Executive Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on July 29, 2025.

*Scott A. King Scott A. King	President and Chief Executive Officer and Director (Principal Executive Officer)

*James C. Kerr James C. Kerr	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

*Jeffrey S. Gorman Jeffrey S. Gorman	Chairman

*Donald H. Bullock, Jr. Donald H. Bullock, Jr.	Director

*M. Ann Harlan M. Ann Harlan	Director

*Pamela A. Heminger Pamela A. Heminger	Director

*Christopher H. Lake Christopher H. Lake	Director

*Sonja K. McClelland Sonja K. McClelland	Director

*Vincent K. Petrella Vincent K. Petrella	Director

*Kenneth R. Reynolds Kenneth R. Reynolds	Director

*

The undersigned, by signing her name hereto, does sign and execute this Registration Statement pursuant to Powers of Attorney executed by the Registrant and by the above-named officers and directors of the Registrant and filed with the Securities and Exchange Commission on behalf of such Registrant, officers and directors.

July 29, 2025

By:	/s/ Brigette A. Burnell
Brigette A. Burnell
Attorney-in-Fact

Exhibit 4(c)

THE GORMAN-RUPP COMPANY

EMPLOYEE STOCK PURCHASE PLAN

AS AMENDED AND RESTATED AS OF JULY 1, 1995

1. PURPOSE. The purpose of the Plan is to promote employee loyalty by encouraging employees of The Gorman- Rupp Company (the “Company”) to participate in stock ownership. To that end, the Plan is designed to provide a convenient means through which employees of the Company and its designated subsidiaries may own shares in the Company and a method by which the Company may assist in achieving this objective.

2. TERM. The operation of the Plan shall commence on the date fixed by the Company and shall continue from year to year, but it may be modified or discontinued by the Company’s Directors at any time.

3. ELIGIBILITY. All persons who are regular full-time employees of the Company or of one of its designated subsidiaries and who are also 18 years of age shall be eligible to participate in the Plan. Absence on approved leave shall not be considered an interruption of employment for any purpose of the Plan.

4. PARTICIPATION. An eligible employee may elect to participate in the Plan at any time by executing and delivering a prescribed form to the Company. Upon enrollment, a participating employee shall elect to contribute from a minimum of $20 to a maximum of $500 per month of his compensation through payroll deduction, commencing no later than approximately six weeks after such election. The election is made by filing the appropriate payroll deduction authorization form with the Company and the appropriate purchase order form with the Administrator of the Plan. All payroll deductions shall be paid into the Plan and administered for the account of the participating employee as provided in the Plan. The election may be terminated or amended at any time by the filing of supplemental payroll deduction and purchase order forms. (An election to terminate payroll deductions does not, however, automatically constitute a notice of the employee’s intention to withdraw from the Plan.) “Compensation” shall mean base earnings, including commissions, before deductions, but excluding overtime, bonus or other payments.

5. COMPANY CONTRIBUTIONS. The Company (or one of its subsidiaries, as the case may be) shall make a contribution to the Plan for the account of each participating employee. The Company’s contribution shall be made at approximately the same time as the payroll deduction for a participating employee, and shall be equal to a percentage of the contribution made by such participating employee through his payroll deduction as follows:

Length of Employee’s Service With the Company or One of its Subsidiaries	Company’s Contribution as a Percentage of Employee Contribution
0-4 years	10%
5-9 years	15%
10 years and over	20%

6. DIRECT CASH EMPLOYEE CONTRIBUTIONS. Any employee who is a participant in the Plan may elect, from time to time by executing and delivering the prescribed form on a monthly basis, to make direct cash contributions to the Administrator of the Plan. All such contributions, which shall be in amounts of not less than $20 nor more than $1,000, shall be commingled with other funds paid into the Plan and administered for the account of the participating employee as provided in the Plan. Neither the Company nor any of its subsidiaries shall make a contribution to the Plan with respect to any direct cash contributions made by a participating employee.

7. WITHHOLDING. All taxes subject to withholding payable with respect to the amounts to be contributed to the Plan pursuant to Paragraph 5 will be deducted from the balance of the participant’s salary on an annual basis and will not reduce the amounts to be paid into the Plan.

8. ADMINISTRATOR. All contributions to the Plan, whether by a participating employee through payroll deduction, by the Company or one of its subsidiaries pursuant to Paragraph 5 or by a participating employee pursuant to Paragraph 6, shall be paid monthly to the person, firm or corporation designated by the Company as Administrator of the Plan. The Company shall cause the Administrator to hold all funds received by it; and the Administrator shall be under no obligation to pay interest on any funds held by it hereunder at any time.

9. STOCK PURCHASES. Not later than 30 days after each payment to the Administrator as provided above, the Company shall cause the Administrator to apply the funds then in its custody to the purchase at prevailing market prices of the number of the Company’s Common Shares which can be purchased with such funds. All purchases of shares as herein provided may be made in the name of the Administrator or its nominee. The shares purchased with the funds received by the Administrator under the Plan shall be credited pro rata to the accounts of the participants of the Plan in accordance with their respective interests in such funds.

10. DIVIDENDS AND OTHER DISTRIBUTIONS. Cash dividends and other cash distributions received by the Administrator on Common Shares held in its custody shall be credited pro rata to the accounts of participating employees in accordance with their interests in the Common Shares with respect to which the dividends or distributions are paid or made and shall be applied, at the close of each calendar quarter after receipt thereof by the Administrator, to the purchase of additional Common Shares of the Company and such Common Shares shall be credited to the accounts of the respective participating employees in the manner provided in Paragraph 9; provided, however, any participating employee may direct the Administrator to forward to him all such cash payments made with respect to Common Shares in his account. Dividends paid in Common Shares of the Company which are received by the Administrator with respect to Common Shares held in its custody shall be allocated to the respective participating employees in accordance with their interests in the Common Shares with respect to which the stock dividends were paid.

11. DELIVERY. Certificates representing all or any portion of the shares and all or any portion of the cash credited to the account of a participating employee shall be delivered to such participant on request, except that there shall be no delivery of a certificate representing fractional shares. Upon request by a participating employee, the Administrator shall sell any or all Common Shares credited to such participant’s account and shall deliver the proceeds of sale to the participant, after deduction of brokerage commissions payable in connection with such sale.

12. SHAREHOLDER RIGHTS.

(a) Prior to the time when the Administrator of the Plan makes delivery to a participating employee of certificates representing the Company’s Common Shares purchased for his account hereunder, such Common Shares may be registered in the name of the Administrator or its nominee. Before each annual or special meeting of its shareholders, the Company shall cause to be sent to each participating employee as of the record date of such meeting a copy of the proxy solicitation material therefor, together with a form requesting confidential instructions to the Administrator on how to vote the Common Shares allocated to such participant’s account. Upon receipt of such instructions, the Administrator shall vote the Common Shares as directed. Instructions received by the Administrator shall be held in the strictest confidence and shall not be divulged or released to any person, including officers or other employees of the Company. To the extent a participating employee does not direct the Administrator in whole or in part with respect to the exercise of voting rights arising under the Common Shares allocated to his account, such voting rights shall not be exercised by the Administrator. The preceding sentence shall not, however, limit any reasonable attempt by the Administrator to obtain voting instructions from a participating employee.

(b) In the event that the Administrator determines that a tender offer for the Company’s Common Shares has commenced, the Administrator shall cause to be sent to each participating employee who, on the effective date of such offer or at any time during the effective period of such offer has Common Shares allocated to his account, all pertinent information in respect of such offer, including all the terms and conditions thereof, together with a form prescribed by the Administrator pursuant to which each participating employee may direct the Administrator to tender or sell pursuant to such offer all or part of the Common Shares so allocated to his account. The Administrator shall tender or sell only those Common Shares as to which valid and timely directions to tender or sell are received and not validly and timely revoked; all other Common Shares held under the Plan shall continue to be held by the Administrator. If during the course of such offer, there shall arise any issue on which participating employees who have directed the tender or sale of any of their Common Shares are required or have an opportunity to alter their circumstances (including, but not limited to, an opportunity to withdraw Common Shares previously tendered and an opportunity to tender Common Shares in a competing offer), the Administrator shall, in accordance with the foregoing provisions and to the extent reasonably practicable, solicit the directions of such participating employees with respect to each such issue and act in response to such directions.

13. STATEMENT OF ACCOUNT. The Company shall cause the Administrator to furnish quarterly statements to each participating employee showing all transactions in his account during the prior quarter and the status of the account at the end of the quarter.

14. COSTS. The Company shall pay all costs and expenses in connection with the administration of the Plan, including all brokerage commissions payable in connection with the purchase of shares hereunder; except that the Company shall not pay brokerage commissions payable in connection with reinvested dividends as provided in Paragraph 10 or brokerage commissions payable in connection with sales of shares requested by a participant as provided in Paragraph 11.

15. WITHDRAWAL FROM THE PLAN. A participant may withdraw from the Plan by giving written notice to the Company or the Administrator. The effective date of such withdrawal shall be one week after such notice is received. Upon such withdrawal, the participant shall be entitled to receive from the Administrator, as soon as practicable, (a) certificates for the number of whole Common Shares of the Company credited to the account of such participant, (b) the cash value of any fractional share credited to such participant’s account, and (c) any cash credited to the participant’s account which has not been invested by the Administrator.

16. DEATH OR TERMINATION OF EMPLOYMENT. In the event of the death of a participating employee or of the termination of his employment for any other reason, he or his personal representatives shall be entitled to receive, upon written request to the Company or the Administrator, effective one week after such notice is received, certificates representing an amount of shares and cash determined in the same manner and deliverable at the same time as if he had withdrawn from the Plan by giving notice of his withdrawal.

17. AMENDMENT OR TERMINATION OF PLAN. The Directors of the Company may at any time terminate the Plan or may make such amendment of the Plan, effective as of the first day of any calendar month subsequent to taking such action, as the Directors may deem proper and in the best interests of the Company, in each case without the assent of any participating employee or action by the Company’s shareholders; provided, however, that no such amendment shall deprive any participant of any Common Shares of the Company which he may acquire or which may have been acquired for him through or as a result of the Plan. In the event of any termination of the Plan, each participant shall be entitled to receive certificates representing an amount of shares and cash determined in the same manner and deliverable at the same time as if he had withdrawn from the Plan by giving notice of his withdrawal effective as of the effective termination date.

18. TRANSFERS. The interests of any participating employee under the Plan may not be transferred by such participating employee other than by will or the laws of descent and distribution and may not be encumbered in any manner. The rights of any participating employee hereunder shall be exercisable during such participant’s lifetime only by such employee.

Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of The Gorman-Rupp Company of our reports dated March 3, 2025, with respect to the consolidated financial statements of The Gorman-Rupp Company and the effectiveness of internal control over financial reporting of The Gorman-Rupp Company included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

July 29, 2025

Exhibit 24

POWER OF ATTORNEY

The undersigned directors and officers of The Gorman-Rupp Company (the “Company”) hereby appoint Scott A. King, James C. Kerr, Brigette A. Burnell and Douglas A. Neary, and each of them, as attorneys for each of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, one or more Registration Statements on Form S-8 (or such other form as counsel to the Company may advise as appropriate) for the purpose of registering (i) the Common Shares of the Company to be offered under the Company’s Employee Stock Purchase Plan, and (ii) an indeterminate amount of interests in such Plan that are separate securities, and any and all supplements, amendments (including post-effective amendments), exhibits and consents to any such Registration Statements, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining to such Registration Statements or the securities covered thereby, and to take any and all other action that any of them may deem necessary or advisable in order to effect the registration, qualification or exemption of part or all of the Common Shares of the Company, or the interests in such Plan, to be offered under the securities or Blue Sky laws of any jurisdiction of the United States of America or Canada, with full power and authority to do and perform any and all acts whatsoever necessary or advisable.

Executed as of the 24th day of July, 2025.

/s/ Scott A. King Scott A. King	President and Chief Executive Officer and Director (Principal Executive Officer)

/s/ James C. Kerr James C. Kerr	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Jeffrey S. Gorman Jeffrey S. Gorman	Chairman

/s/ Donald H. Bullock, Jr. Donald H. Bullock, Jr.	Director

/s/ M. Ann Harlan M. Ann Harlan	Director

/s/ Pamela A. Heminger Pamela A. Heminger	Director

/s/ Christopher H. Lake Christopher H. Lake	Director

/s/ Sonja K. McClelland Sonja K. McClelland	Director

/s/ Vincent K. Petrella Vincent K. Petrella	Director

/s/ Kenneth R. Reynolds Kenneth R. Reynolds	Director